As filed with the Securities and Exchange Commission on February 23, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DigitalOcean Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware		45-5207470
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

101 6th Avenue New York, New York 10013 (646) 827-4366
(Address of principal executive offices) (Zip code)

DigitalOcean Holdings, Inc. 2021 Equity Incentive Plan DigitalOcean Holdings, Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)

Alan Shapiro General Counsel DigitalOcean Holdings, Inc. 101 6th Avenue New York, New York 10013 (646) 827-4366
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Bradley P. Goldberg Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, DigitalOcean Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register (i) 10,197,006 additional shares of its common stock that have become reserved for issuance under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 Plan on each of January 1, 2022 and January 1, 2023, and (ii) 2,039,401 additional shares of its common stock that have become reserved for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 ESPP on January 1, 2022 and January 1, 2023.

These shares of common stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-255413) on Form S-8 was filed with the Commission on April 21, 2021 (the “Original Registration Statement”), which registered (i) 12,788,079 shares of common stock issuable under the 2021 Plan and (ii) 2,200,000 shares of common stock issuable under the 2021 ESPP. Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such Original Registration Statement are modified or supplemented, as the case may be, as set forth in this Registration Statement.

PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 22, 2023.

(b) The description of the Registrant’s common stock contained in Exhibit 4.4 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 25, 2022, including any amendment or report filed for the purpose of updating such description.

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2022 (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules).

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.        EXHIBITS

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-40252	3.1	March 31, 2021
4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-40252	3.2	March 31, 2021
4.3	Form of Common Stock Certificate.	S-1	333-253483	4.1	February 25, 2021
4.4	DigitalOcean Holdings, Inc. 2021 Equity Incentive Plan.	S-1/A	333-253483	10.3	March 15, 2021
4.5	Form of Option Agreement, Notice of Stock Option Grant and Exercise Notice under 2021 Equity Incentive Plan.	S-1/A	333-253483	10.3.1	March 15, 2021
4.6	Form of Restricted Stock Unit Award Agreement under 2021 Equity Incentive Plan.	S-1/A	333-253483	10.3.2	March 15, 2021
4.7	DigitalOcean Holdings, Inc. 2021 Employee Stock Purchase Plan.	S-1/A	333-253483	10.4	March 15, 2021
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (contained in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table.
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 23, 2023.

DIGITALOCEAN HOLDINGS, INC.
By:	/s/ Yancey Spruill
Name:	Yancey Spruill
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yancey Spruill and Alan Shapiro, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yancey Spruill	Chief Executive Officer and Director	February 23, 2023
Yancey Spruill	(Principal Executive Officer)

/s/ W. Matthew Steinfort	Chief Financial Officer	February 23, 2023
W. Matthew Steinfort	(Principal Financial Officer)

/s/ Adrienne Calderone	Chief Accounting Officer	February 23, 2023
Adrienne Calderone	(Principal Accounting Officer)

/s/ Warren Adelman	Director	February 23, 2023
Warren Adelman

/s/ Pratima Arora	Director	February 23, 2023
Pratima Arora

/s/ Amy Butte	Director	February 23, 2023
Amy Butte

/s/ Warren Jenson	Director	February 23, 2023
Warren Jenson

/s/ Pueo Keffer	Director	February 23, 2023
Pueo Keffer

/s/ Hilary Schneider	Director	February 23, 2023
Hilary Schneider